Exhibit 99.1

LiveVox Announces Fourth Quarter and Full Year 2022 Financial Results

Fourth quarter total revenue year-over-year growth of 12.0% to $35.7 million; full year total revenue growth of 14.1% to $136.0 million.

Fourth quarter ARR of $142.8 million up, 15.7% year-over-year

Fourth quarter net loss of $5.9 million

Fourth quarter positive adjusted EBITDA of $0.5 million

SAN FRANCISCO, CA – March 2, 2023 - LiveVox Holdings, Inc. (“LiveVox” or the “Company”) (NASDAQ: LVOX), a leading global enterprise cloud communications company, today announced financial results for its fourth quarter and full year ended December 31, 2022.

“Despite a complicated macroeconomic environment, we are pleased to see both increased revenue and positive adjusted EBITDA in the fourth quarter, both of which are above our guidance range,” said John DiLullo, Chief Executive Officer of LiveVox. “Our improved financial results in the fourth quarter are further evidence that LiveVox is executing well against its stated balanced growth strategy. I could not be more proud of or excited about the results our team has achieved and the momentum we see building in 2023 and beyond.”

Fourth Quarter 2022 Financial Highlights
•Revenue: Total revenue was $35.7 million for the fourth quarter of 2022, up 12.0% compared to $31.9 million for the fourth quarter of 2021.
•Contract Revenue: Contract revenue was $28.8 million for the fourth quarter of 2022, up 18.3% compared to $24.3 million for the fourth quarter of 2021.
•Gross Profit and Gross Margin: Gross profit was $23.7 million for the fourth quarter of 2022, up 35.5% compared to $17.5 million for the fourth quarter of 2021; Gross margin was 66.4% for the fourth quarter of 2022, compared to 54.9% for the fourth quarter of 2021.
•Non-GAAP Gross Profit* and Non-GAAP Gross Margin*: Non-GAAP gross profit was $24.3 million for the fourth quarter of 2022, up 29.3% compared to $18.8 million for the fourth quarter of 2021; Non-GAAP gross margin was 68.1% for the fourth quarter of 2022, compared to 59.0% for the fourth quarter of 2021.
•Net loss: Net loss was $5.9 million for the fourth quarter of 2022, compared to net loss of $11.8 million for the fourth quarter of 2021.

•Adjusted EBITDA*: Adjusted EBITDA was $0.5 million for the fourth quarter of 2022, compared to Adjusted EBITDA loss of $7.0 million for the fourth quarter of 2021.
Full Year 2022 Financial Highlights
•Revenue: Total revenue was $136.0 million for the full year 2022, up 14.1% compared to $119.2 million for the full year 2021.
•Contract Revenue: Contract revenue was $108.7 million for the full year 2022, up 20.2% compared to $90.5 million for the full year 2021.
•Gross Profit and Gross Margin: Gross profit was $85.0 million for the full year 2022, up 45.0% compared to $58.6 million for the full year 2021. Gross margin was 62.5% for the full year 2022, compared to 49.1% for the full year 2021.
•Non-GAAP Gross Profit* and Non-GAAP Gross Margin*: Non-GAAP gross profit was $88.3 million for the full year 2022, up 21.6% compared to $72.6 million for the full year 2021; Non-GAAP gross margin was 64.9% for the full year 2022, compared to 60.9% for the full year 2021.
•Net loss: Net loss was $37.5 million for the full year 2022, compared to net loss of $103.2 million for the full year 2021.
•Adjusted EBITDA*: Adjusted EBITDA loss was $14.8 million for the full year 2022, compared to Adjusted EBITDA loss of $16.0 million for the full year 2021.
* Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Business Outlook
In determining the financial guidance to provide to investors, the Company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook and the continued uncertainty of COVID-19 and its potential impact on the Company’s results. LiveVox emphasizes that the guidance provided is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

As such, LiveVox is providing guidance for its first quarter and full year 2023 as follows:

•First Quarter of 2023 Guidance:
◦Total revenue is expected to be in the range of $34 million to $35 million, representing growth of 6% to 9% year-over-year.
◦Adjusted EBITDA is expected to be in the range of $(0.0) million to $0.5 million.
•Full Year 2023 Guidance:

◦Total revenue is expected to be in the range of $143 million to $148 million, representing growth of 5% to 9% year-over-year.
◦Adjusted EBITDA loss is now expected to be in the range of $3 million to $6 million.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the future costs and expenses for which the Company adjusts, such as depreciation and amortization, long-term equity incentive bonus, stock-based compensation expense, interest income (expense), change in the fair value of warrant liability, other income (expense), provision for income taxes and severance costs, the effect of which may be significant. Annualized Recurring Revenue (“ARR”) is calculated as the sum of the most recent quarter of (i) recurring subscription amounts and (ii) platform usage charges for all customers, multiplied by 4.

Quarterly Conference Call
LiveVox will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for its fourth quarter and full year ended December 31, 2022. To access this call, dial 877-300-8521 for the U.S. or Canada, or 412-317-6026 for callers outside the U.S. or Canada. A live webcast of the conference call will be accessible from the Investor Relations section of LiveVox’s website, and a recording will be archived. An audio replay of this conference call will also be available through 11:59 p.m. Eastern Time , March 22, 2023, by dialing 844-512-2921 for the U.S. or Canada (or 412-317-6671 for callers outside the U.S. or Canada) and entering passcode 10171791.

About LiveVox, Inc.
LiveVox (Nasdaq: LVOX) is a next generation contact center platform that powers more than 14 billion omnichannel interactions a year. By seamlessly unifying blended omnichannel communications, CRM, AI, and WEM capabilities, the Company’s technology delivers exceptional agent and customer experiences, while helping to mitigate compliance risk. With 20 years of cloud experience and expertise, LiveVox’s CCaaS 2.0 platform is at the forefront of cloud contact center innovation. The Company has more than 620 global employees and is headquartered in San Francisco, with offices in Medellin, Colombia; and Bangalore, India. To stay up to date with everything LiveVox, follow us at @LiveVox or visit http://livevox.com.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, the quotations of management, statements relating to expected bookings, expected revenue and annual recurring revenue from contracts, growth expectations, and future financial results, including guidance for the 2023 first quarter and full fiscal year. These statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LiveVox’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. LiveVox assumes no obligation to update or revise any such forward-looking statements except as required by law.

Important factors, among others, that may affect actual results or outcomes include risks or liabilities assumed as a result of our ability to meet financial and operating guidance, ability to achieve financial targets, and successfully manage capital expenditures; risks related to the high level of competition in the cloud contact center industry and the intense competition and competitive pressures from other companies in the industry in which the Company operates; risks related to the Company’s reliance on information systems and the ability to properly maintain the confidentiality and integrity of data; risks related to the occurrence of cyber incidents or a deficiency in cybersecurity protocols; risks related to the ability to obtain third-party software licenses for use in or with the Company’s products; general economic and business conditions, including but not limited to challenges associated with a tight labor market, inflationary pressures, volatility in foreign exchange rates, supply chain constraints, recessionary fears, and impacts from the invasion of Ukraine by Russia; the impact of COVID-19 on LiveVox’s business; risks related to our intellectual property rights, risks related to our ability to secure additional financing on favorable terms, or at all, to meet our capital needs; increased taxes and surcharges (including Universal Service Fund, whether labeled a “tax,” “surcharge,” or other designation) on our products which may increase our customers’ cost of using our products and/or increase our costs and reduce our profit margins to the extent the costs are not passed through to our customers, and our potential liability for past sales and other taxes, surcharges and fees; changes in government regulation applicable to the collections industry or any failure of us or our customers to comply with existing regulations; changes in base interest rates and significant market volatility on the Company’s business, the Company’s industry and the global economy; the Company’s ability to successfully manage its recent leadership transition; as well as those factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in the Company’s most recent filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filing.

The information contained in this press release is summary information that is intended to be considered in the context of LiveVox’s SEC filings and other public announcements that LiveVox may make, by press release or otherwise, from time to time. LiveVox also uses its website to distribute company information, including performance information, and such information may be deemed material. Accordingly, investors should monitor LiveVox’s website (http://www.livevox.com). LiveVox undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about LiveVox and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of LiveVox or information about the market, as indicative of future results, the achievement of which cannot be assured.

Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share data)

	For the three months ended December 31,		For the years ended December 31,
	2022	2021	2022	2021	2020
	(Unaudited)	(Unaudited)
Revenue	$35,692	$31,866	$136,025	$119,231	$102,545
Cost of revenue	11,985	14,365	51,058	60,639	39,476
Gross profit	23,707	17,501	84,967	58,592	63,069
Operating expenses
Sales and marketing expense	12,712	13,513	56,160	62,333	29,023
General and administrative expense	8,364	7,535	30,566	44,694	14,291
Research and development expense	7,239	8,083	31,449	52,562	20,160
Total operating expenses	28,315	29,131	118,175	159,589	63,474
Loss from operations	(4,608)	(11,630)	(33,208)	(100,997)	(405)
Interest expense, net	1,056	814	3,446	3,732	3,890
Change in the fair value of warrant liability	—	(567)	(134)	(1,242)	—
Other expense (income), net	(71)	(26)	138	(459)	154
Total other expense, net	985	221	3,450	2,031	4,044
Pre-tax loss	(5,593)	(11,851)	(36,658)	(103,028)	(4,449)
Provision for (benefit from) income taxes	343	(19)	817	166	196
Net loss	$(5,936)	$(11,832)	$(37,475)	$(103,194)	$(4,645)
Comprehensive loss
Net loss	$(5,936)	$(11,832)	$(37,475)	$(103,194)	$(4,645)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	(123)	(67)	(484)	(94)	12
Net unrealized gain (loss) on marketable securities	257	(177)	(1,235)	(177)	—
Total other comprehensive income (loss), net of tax	134	(244)	(1,719)	(271)	12
Comprehensive loss	$(5,802)	$(12,076)	$(39,194)	$(103,465)	$(4,633)
Net loss per share
Net loss per share—basic and diluted	$(0.06)	$(0.13)	$(0.41)	$(1.29)	$(0.07)
Weighted average shares outstanding—basic and diluted	92,606	91,466	92,003	79,964	66,637

Consolidated Balance Sheets
(In thousands, except per share data)

	As of
	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$20,742	$47,217
Restricted cash, current	—	100
Marketable securities, current	48,182	7,226
Accounts receivable, net	21,447	20,128
Deferred sales commissions, current	3,171	2,691
Prepaid expenses and other current assets	5,211	6,151
Total Current Assets	98,753	83,513
Property and equipment, net	2,618	3,010
Goodwill	47,481	47,481
Intangible assets, net	16,655	20,195
Operating lease right-of-use assets	4,920	5,483
Deposits and other	371	664
Marketable securities, net of current	—	42,148
Deferred sales commissions, net of current	7,356	6,747
Deferred tax asset, net	1	—
Total Assets	$178,155	$209,241

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,987	$6,490
Accrued expenses	12,399	13,855
Deferred revenue, current	1,318	1,307
Term loan, current	982	561
Operating lease liabilities, current	1,655	1,946
Finance lease liabilities, current	11	26
Total current liabilities	22,352	24,185
Long term liabilities:
Deferred revenue, net of current	338	456
Term loan, net of current	53,585	54,459
Operating lease liabilities, net of current	3,649	4,046
Finance lease liabilities, net of current	—	11
Deferred tax liability, net	—	2
Warrant liability	633	767
Other long-term liabilities	363	337
Total liabilities	80,920	84,263

Commitments and contingencies
Stockholders’ equity:

Preferred stock, $0.0001 par value per share; 25,000 shares authorized and none issued and outstanding as of December 31, 2022 and 2021.	—	—
Common stock, $0.0001 par value per share; 500,000 shares authorized and 92,729 shares issued and outstanding as of December 31, 2022; 500,000 shares authorized and 90,697 shares issued and outstanding as of December 31, 2021.	9	9
Additional paid-in capital	264,919	253,468
Accumulated other comprehensive loss	(2,196)	(477)
Accumulated deficit	(165,497)	(128,022)
Total stockholders’ equity	97,235	124,978
Total liabilities & stockholders’ equity	$178,155	$209,241

Consolidated Statements of Cash Flows
(Dollars in thousands)

	For the years ended December 31,
	2022	2021	2020
Operating activities:
Net loss	$(37,475)	$(103,194)	$(4,645)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,183	2,106	1,876
Amortization of identified intangible assets	3,541	4,473	4,189
Amortization of deferred loan origination costs	108	129	143
Amortization of deferred sales commissions	3,166	2,052	1,259
Non-cash lease expense	1,848	1,622	1,241
Stock-based compensation expense	12,242	3,905	556
Equity incentive bonus	—	32,626	—
Bad debt expense	535	195	636
Loss on disposition of asset	13	—	54
Deferred income tax benefit	(3)	(191)	(127)
Loss (gain) on sale of marketable securities	42	(4)	—
Amortization of premium paid on marketable securities	426	—	—
Change in the fair value of the warrant liability	(134)	(1,242)	—
Changes in assets and liabilities
Accounts receivable	(1,854)	(5,810)	1,934
Other assets	1,233	(3,293)	(2,296)
Deferred sales commissions	(4,256)	(6,761)	(2,465)
Accounts payable	(505)	3,403	1,015
Accrued expenses	(1,897)	2,199	(1,666)
Deferred revenue	(107)	385	579
Operating lease liabilities	(1,949)	(1,664)	(1,281)
Other long-term liabilities	24	7	68
Net cash provided by (used in) operating activities	(23,819)	(69,057)	1,070
Investing activities:
Purchases of property and equipment	(931)	(1,582)	(753)
Purchases of marketable securities	(12,862)	(50,797)	—
Proceeds from sale of marketable securities	3,451	1,250	—
Proceeds from maturities and principal paydowns of marketable securities	8,901	—	—
Acquisition of businesses, net of cash acquired	—	—	(20)
Proceeds from asset acquisition, net of cash paid	—	1,326	—
Net cash used in investing activities	(1,441)	(49,803)	(773)
Financing activities:
Proceeds from Merger and PIPE financing, net of cash paid	—	159,691	—
Repayments on loan payable	(561)	(1,816)	(1,152)
Proceeds from drawdown on line of credit	—	—	4,672
Repayments of drawdown on line of credit	—	(4,672)	—
Debt issuance costs	—	(153)	—
Payments of contingent consideration liability	—	(5,969)	—

Repayments on finance lease obligations	(26)	(392)	(752)
Payments of employees’ withholding taxes on net share settlement of share-based awards	(775)	—	—
Proceeds from the structured payable arrangement	1,311	—	—
Principal payments under the structured payable arrangement	(870)	—	—
Net cash provided by (used in) financing activities	(921)	146,689	2,768
Effect of foreign currency translation	(394)	(78)	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(26,575)	27,751	3,053
Cash, cash equivalents, and restricted cash beginning of period	47,317	19,566	16,513
Cash, cash equivalents, and restricted cash end of period	$20,742	$47,317	$19,566

	For the years ended December 31,
	2022	2021	2020
Supplemental disclosure of cash flow information:
Interest paid	$3,800	$3,484	$3,768
Income taxes paid	402	292	241
Supplemental schedule of noncash investing activities:
Change in unrealized loss on marketable securities	$1,235	$177	$—
Equipment and software acquired under finance lease obligations	—	—	74
Additional right-of-use assets	1,261	3,246	997

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets (dollars in thousands):

	As of December 31,
	2022	2021	2020
Cash and cash equivalents	$20,742	$47,217	$18,098
Restricted cash, current	—	100	1,368
Restricted cash, net of current	—	—	100
Total cash, cash equivalents and restricted cash	$20,742	$47,317	$19,566

Non-GAAP Financial Measures
Management uses non-GAAP financial measures to evaluate operating performance. We believe non-GAAP financial measures provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Adjusted EBITDA
We monitor Adjusted EBITDA, a non-generally accepted accounting principle (“Non-GAAP”) financial measure, to analyze our financial results and believe that it is useful to investors, as a supplement to U.S. GAAP measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and our calculation of Adjusted EBITDA may differ from that of other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our consolidated financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) depreciation and amortization, (ii) long-term equity incentive bonus, (iii) stock-based compensation expense, (iv) interest expense, net, (v) change in the fair value of warrant liability, (vi) other expense (income), net, (vii) provision for (benefit from) income taxes, and (viii) other items that do not directly affect what we consider to be our core operating performance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin Percentage
U.S. GAAP defines gross profit as revenue less cost of revenue. Cost of revenue includes all expenses associated with our various product offerings. We define Non-GAAP gross profit as gross profit after adding back the following items: (i) depreciation and amortization; (ii) long-term equity incentive bonus and stock-based compensation expenses; and (iii) severance costs. We add back depreciation and amortization, long-term equity incentive bonus and stock-based compensation expenses, and severance costs because they are one-time or non-cash items. We eliminate the impact of these one-time or non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe showing Non-GAAP gross margin to remove the impact of these one-time or non-cash expenses is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin percentage by dividing Non-GAAP gross profit by revenue, expressed as a percentage of revenue.

Management uses Non-GAAP gross profit and Non-GAAP gross margin percentage to evaluate operating performance and to determine resource allocation among our various product offerings. We believe Non-GAAP gross profit and Non-GAAP gross margin percentage provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors. Non-GAAP gross profit and Non-GAAP gross margin percentage may not be comparable to similarly titled measures of other companies because other companies may not calculate Non-GAAP gross profit and Non-GAAP gross margin percentage or similarly titled measures in the same manner as we do.

Please see tables below for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures for the periods presented.

GAAP Net Loss to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended December 31, (unaudited)		Years Ended December 31,
	2022	2021	2022	2021	2020
Net loss	$(5,936)	$(11,832)	$(37,475)	$(103,194)	$(4,645)
Non-GAAP adjustments:
Depreciation and amortization	1,173	1,745	4,723	6,579	6,065
Long-term equity incentive bonus and stock-based compensation expenses	3,364	2,455	12,242	74,489	1,323
Interest expense, net	1,056	814	3,446	3,732	3,890
Change in the fair value of warrant liability	—	(567)	(134)	(1,242)	—
Other expense (income), net	(71)	(26)	138	(460)	154
Acquisition and financing related fees and expenses	—	16	10	1,537	25
Transaction-related costs	515	429	796	2,263	707
Golden Gate Capital management fee expenses	—	—	—	135	781
Provision for (benefit from) income taxes	343	(19)	817	166	196
Severance costs	31	—	552	—	—
Other non-recurring expenses	48	—	48	—	—
Adjusted EBITDA	$523	$(6,985)	$(14,837)	$(15,995)	$8,496

GAAP Gross Profit to Non-GAAP Gross Profit
(Dollars in thousands)

	Three Months Ended December 31, (unaudited)		Years Ended December 31,
	2022	2021	2022	2021	2020
Gross profit	$23,707	$17,501	$84,967	$58,592	$63,069
Depreciation and amortization	338	991	1,633	3,776	3,826
Long-term equity incentive bonus and stock-based compensation expenses	276	320	1,275	10,197	180
Severance costs	—	—	400	—	—
Non-GAAP gross profit	$24,321	$18,812	$88,275	$72,565	$67,075

Gross margin %	66.4%	54.9%	62.5%	49.1%	61.5%
Non-GAAP gross margin %	68.1%	59.0%	64.9%	60.9%	65.4%

The following table presents the stock-based compensation expenses included in Company’s results of operations for the three months ended December 31, 2022 and 2021 and the years ended December 31, 2022, 2021 and 2020 (dollars in thousands):

	Three Months Ended December 31, (unaudited)		Years Ended December 31,
	2022	2021	2022	2021	2020
Cost of revenue	$276	$318	$1,275	$500	$57
Sales and marketing expense	751	553	2,934	865	113
General and administrative expense	1,356	679	4,012	1,169	273
Research and development expense	981	897	4,021	1,371	113
Total stock-based compensation	$3,364	$2,447	$12,242	$3,905	$556

The following table presents the long-term equity incentive bonus included in Company’s results of operations for the three months ended December 31, 2022 and 2021 and the years ended December 31, 2022, 2021 and 2020 (dollars in thousands):

	Three Months Ended December 31, (unaudited)		Years Ended December 31,
	2022	2021	2022	2021	2020
Cost of revenue	$—	$2	$—	$9,697	$123
Sales and marketing expense	—	4	—	18,405	277
General and administrative expense	—	—	—	18,594	336
Research and development expense	—	2	—	23,888	31
Total long-term equity incentive bonus	$—	$8	$—	$70,584	$767

Contacts
Investor Contacts:
Alexis Waadt
awaadt@livevox.com

Ryan Gardella
livevoxIR@icrinc.com

Press Contacts:
Nick Bandy
nbandy@livevox.com

Katie Creaser
livevoxPR@icrinc.com

Source: LiveVox Holdings, Inc.